UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 7, 2016

Date of Report (Date of earliest event reported)

TiVo Corporation

(Exact name of registrant as specified in its charter)

Delaware		61-1793262
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File No.)	identification number)

Two Circle Star Way

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture – Rovi Corporation

In connection with the Rovi Merger (as defined in Item 2.01 of this Current Report on Form 8-K), Rovi Corporation (“Rovi”) and TiVo Corporation (formerly known as Titan Technologies Corporation) (“Parent” or the “Company”) executed a supplemental indenture dated as of September 7, 2016 (the “Rovi Supplemental Indenture”) with U.S. Bank National Association, as trustee (“U.S. Bank”), to the indenture dated as of March 4, 2015 between Rovi and U.S. Bank relating to Rovi’s 0.500% Convertible Senior Notes due 2020 (the “Rovi Notes”), as supplemented by the Rovi Supplemental Indenture (the “Rovi Indenture”). Pursuant to the Rovi Supplemental Indenture, the Company agreed to fully and unconditionally guaranty the obligations of Rovi under the Rovi Indenture (the “Guaranty”). The Rovi Supplemental Indenture provides that, at and after the effective time of the Rovi Merger, the right to convert each $1,000 principal amount of the Rovi Notes into shares of Rovi Common Stock (as defined in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2016, by and among Rovi, TiVo Inc. (now known as TiVo Solutions Inc.) (“TiVo”), Parent, Nova Acquisition Sub, Inc. (“Nova”) and Titan Acquisition Sub, Inc. (“Titan”)) will be changed into the right to convert such principal amount of such Rovi Notes into shares of Parent Common Stock (as defined in the Merger Agreement) at the same conversion rate in effect immediately prior to the effective time of the Rovi Merger.

The Rovi Indenture provides for customary events of default which are applicable to the Guaranty. Those customary events of default, which are set forth in Article 6 of the Rovi Indenture, include nonpayment of principal or interest, breach of covenants in the Rovi Indenture, payment defaults of other indebtedness, failure to pay certain judgments and certain events of bankruptcy. Generally, if an event of default occurs, U.S. Bank or holders of at least 25% in aggregate principal amount of the then outstanding Rovi Notes may declare the Rovi Notes to be immediately due and payable.

The foregoing is only a brief description of the Rovi Supplemental Indenture, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Rovi Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

In addition, in connection with the Rovi Supplemental Indenture, the Company guaranteed certain obligations of Rovi under its convertible note hedge transactions, which were also amended to cover the delivery of shares of Parent Common Stock, and the warrant transactions, which were also amended to be exercisable for shares of Parent Common Stock.

Supplemental Indenture – TiVo Solutions Inc.

In connection with the TiVo Merger (as defined in Item 2.01 of this Current Report on Form 8-K), TiVo and the Company executed a supplemental indenture dated as of September 7, 2016 (the “TiVo Supplemental Indenture”) with Wells Fargo Bank, National Association, as trustee (“Wells Fargo”), to the indenture dated as of September 22, 2014 between TiVo and Wells Fargo relating to TiVo’s 2% Convertible Senior Notes due 2021 (the “TiVo Notes”), as supplemented by the TiVo Supplemental Indenture (the “TiVo Indenture”). Pursuant to the TiVo Supplemental Indenture, at and after the effective time of the TiVo Merger, the right to convert each $1,000 principal amount of the TiVo Notes into shares of TiVo Common Stock (as defined in the Merger Agreement) will be changed into the right to convert such principal amount of such TiVo Notes into a number of “units of Reference Property” in effect prior to the effective time of the TiVo Merger equal to $2.75 in cash and 0.3853 of a share of Parent Common Stock per share of TiVo Common Stock at the same conversion rate in effect immediately prior to the effective time of the TiVo Merger.

The TiVo Indenture provides for customary events of default, which are set forth in Article 6 of the TiVo Indenture and include nonpayment of principal or interest, breach of covenants in the TiVo Indenture, payment defaults of other indebtedness, failure to pay certain judgments and certain events of bankruptcy. Generally, if an event of default occurs, Wells Fargo or holders of at least 25% in aggregate principal amount of the then outstanding TiVo Notes may declare the TiVo Notes to be immediately due and payable.

The foregoing is only a brief description of the TiVo Supplemental Indenture, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the TiVo Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 7, 2016, pursuant to the Merger Agreement: (1) Nova merged with and into Rovi, with Rovi as the surviving corporation (the “Rovi Merger”), and (2) Titan merged with and into TiVo, with TiVo as the surviving corporation (the “TiVo Merger” and, together with the Rovi Merger, the “Mergers”). As a result of the Mergers, Rovi and TiVo each became wholly-owned subsidiaries of Parent.

At the effective time of the Rovi Merger, (i) each issued and outstanding share of Rovi Common Stock was converted into one fully paid and nonassessable share of Parent Common Stock and (ii) each Rovi Stock Option, Rovi Restricted Stock Award and Rovi RSU (each as defined in the Merger Agreement) was assumed by Parent and automatically converted into a Parent Stock Option, Parent Restricted Stock Award and Parent RSU (each as defined in the Merger Agreement), respectively, each on substantially the same terms and conditions as applied to such Rovi Stock Option, Rovi Restricted Stock Award and Rovi RSU.

At the effective time of the TiVo Merger, (i) each issued and outstanding share of TiVo Common Stock automatically converted into a right to receive (x) 0.3853 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of Parent Common Stock and (y) $2.75 in cash and (ii) each TiVo Stock Option, TiVo Restricted Stock Award and TiVo RSU (each as defined in the Merger Agreement) was assumed by Parent and automatically converted into a Parent Stock Option, Parent Restricted Stock Award and Parent RSU (each as defined in the Merger Agreement), respectively, each on substantially the same terms and conditions as applied to such TiVo Stock Option, TiVo Restricted Stock Award and TiVo RSU (but, taking into account any changes thereto provided for in the TiVo Stock Plans (as defined in the Merger Agreement) in any award agreement or in any such TiVo Stock Option, TiVo Restricted Stock Award or TiVo RSU, as applicable, by reason of the Merger Agreement or the transactions contemplated thereby). The Exchange Ratio was determined based on (i) the amount of $7.95, divided by (ii) the volume weighted average of the price of Rovi Common Stock on the NASDAQ Stock Market, as reported by Bloomberg L.P., for the fifteen consecutive trading days ended on and including September 1, 2016, which was $20.6344. A copy of the Merger Agreement was filed as Annex A of the Joint Proxy Statement/Prospectus included in the Registration Statement (as defined below) and is incorporated by reference herein.

The issuance of Parent Common Stock pursuant to the Mergers was registered under the Securities Act of 1933, as amended, pursuant to Parent’s Registration Statement on Form S-4 (File No. 333-211874) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on August 2, 2016. The definitive joint proxy statement/prospectus of Rovi and TiVo, dated August 2, 2016, that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”), contains additional information about the Mergers, including information concerning the interests of directors, executive officers and affiliates of Rovi and TiVo in the Mergers.

Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Parent hereby identifies itself as the successor issuer to Rovi and the Parent Common Stock is deemed to be registered under Section 12(b) of the Exchange Act. The Parent Common Stock has been approved for quotation on the Nasdaq Global Select Market and will trade under the symbol “TIVO” as of September 8, 2016.

The Rovi Common Stock was registered pursuant to Section 12(b) of the Exchange Act and quoted on the Nasdaq Global Select Market and the TiVo Common Stock was registered pursuant to Section 12(b) of the Exchange Act and quoted on the Nasdaq Global Market. Effective as of the close of market on September 7, 2016, each of the Rovi Common Stock and the TiVo Common Stock will cease to be traded and will no longer be quoted on the Nasdaq Global Select Market and the Nasdaq Global Market, respectively. As a consequence of the Mergers, a Form 25 has been filed with the SEC to request the removal of the TiVo Common Stock from listing and registration on the Nasdaq Global Market and from registration under the Exchange Act, and each of TiVo and Rovi will file a Form 15 with the SEC to terminate the registration under the Exchange Act of the TiVo Common Stock and the Rovi Common Stock, respectively, and suspend all of their respective reporting obligations under Section 15(d) of the Exchange Act.

The information set forth under Item 1.01 above concerning the entry into the Rovi Supplemental Indenture and the TiVo Supplemental Indenture is incorporated by reference in response to this item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above concerning the entry into the Rovi Supplemental Indenture is incorporated by reference in response to this item.

Item 3.03	Material Modification to Rights of Security Holders.

On September 7, 2016, upon the effective time of the Rovi Merger, Parent’s certificate of incorporation was amended and restated to include certain transfer restrictions intended to preserve tax benefits of Parent pursuant to Section 382 of the Internal Revenue Code that apply to transfers made by 5% stockholders, transferees related to a 5% stockholder, transferees acting in coordination with a 5% stockholder, or transfers that would result in a stockholder becoming a 5% stockholder. Such transfer restrictions will expire on the earlier of (i) the repeal of Section 382 or any successor statute if Parent’s board of directors (the “Parent Board”) determines that such restrictions are no longer necessary or desirable for the preservation of certain tax benefits, (ii) the beginning of a taxable year to which the Parent Board determines that no tax benefits may be carried forward or (iii) such other date as the Parent Board shall fix in accordance with the Parent’s certificate of incorporation. Parent plans to seek a stockholder advisory vote with respect to the maintenance of such transfer restrictions in its certificate of incorporation at its 2017 Annual Meeting of Stockholders.

The following summary of the material terms of Parent’s capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form 8-K and incorporated herein by reference.

Common Stock

Parent is authorized to issue up to 250 million shares of Parent Common Stock.

Holders of shares of Parent Common Stock will be entitled to receive dividends when, as and if declared by the Parent Board out of funds legally available for payment.

Each holder of shares of Parent Common Stock will be entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock if and when issued and subject to applicable law, all voting rights are vested in the holders of shares of Parent Common Stock. Holders of shares of Parent Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Parent, the holders of shares of Parent Common Stock will be entitled to share equally in any of the assets available for distribution after Parent has paid in full all of its debts and after the holders of all series of Parent’s outstanding preferred stock have received their liquidation preferences in full.

The issued and outstanding shares of Parent Common Stock are fully paid and nonassessable. Holders of shares of Parent Common Stock are not entitled to preemptive rights. Shares of Parent Common Stock are not convertible into shares of any other class of capital stock.

Preferred Stock

The Parent Board is authorized, without further stockholder action, to issue up to 5 million shares of preferred stock, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other to fix the number of shares of any such series, and to fix the designation of any such series as well as the powers, preferences, and rights and the qualifications, limitations, or restrictions of the preferred stock and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

The information set forth under Item 1.01 above concerning the entry into the Rovi Supplemental Indenture and the TiVo Supplemental Indenture is incorporated by reference in response to this item.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2016, pursuant to the Merger Agreement, Rovi and Parent set the size of the Parent Board, to be in effect as of immediately following the Mergers, at nine members. Consistent with that decision, also pursuant to the Merger Agreement and effective as of the closing of the Mergers, Rovi and TiVo agreed that TiVo directors Daniel Moloney and Jeffrey T. Hinson would join Rovi directors Thomas Carson, Alan L. Earhart, Eddy W. Hartenstein, N. Steven Lucas, James E. Meyer (Chair), Raghavendra Rau and Glenn W. Welling on the Parent Board.

Other than compensation arrangements between Parent Board members and Parent described in the Joint Proxy Statement/Prospectus in the section entitled “The Mergers – Interests of Officers and Directors in the Mergers”, there are no transactions or currently proposed transactions between Parent Board members and Parent involving amounts in excess of $120,000 and in which the Parent Board members had or will have a direct or indirect material interest.

The Parent Board also set the following committee memberships:

Committee	Chair	Additional Members
Audit Committee	Alan L. Earhart	Jeffrey T. Hinson N. Steven Lucas

Compensation Committee	Glenn W. Welling	Eddy W. Hartenstein N. Steven Lucas

Corporate Governance and Nominating Committee	James E. Meyer	Alan L. Earhart Raghavendra Rau

Strategy Committee	Raghavendra Rau	Eddy W. Hartenstein N. Steven Lucas Daniel Moloney Glenn W. Welling

In addition, immediately prior to the effective time of the Rovi Merger, the Company’s board of directors appointed the following officers, whose names, titles, ages and biographical information are set forth below:

Thomas Carson—Chief Executive Officer and President (Principal Executive Officer)

Peter Thompson—Chief Operating Officer

Peter Halt—Chief Financial Officer (Principal Financial Officer)

Pamela Sergeeff—General Counsel and Secretary

Wesley Gutierrez—Treasurer (Principal Accounting Officer)

Thomas Carson. Age 56. Mr. Carson served as Rovi Corporation’s President and Chief Executive Officer and a member of its Board of Directors since December 2011. Mr. Carson previously was Rovi’s Executive Vice President, Worldwide Sales & Marketing since May 2008 when the acquisition of Gemstar-TV Guide International by Rovi was completed. From April 2006 to May 2008, Mr. Carson served in various capacities at Gemstar, including President of the North American IPG business and President for North American CE business. Prior to joining Gemstar, Mr. Carson held various executive positions at Thomson Multimedia Corporation, including Executive Vice President of Operational Efficiency programs, Executive Vice President, Global Sales and Services and Executive Vice President of Patents & Licensing. Mr. Carson holds a B.S. in business administration and an MBA from Villanova University.

Pete Thompson. Age 47. Prior to joining Rovi on September 6, 2016 and then joining the Company on September 7, 2016, Mr. Thompson served as Vice President, Strategic Partnerships at Sonos Inc., a leader in whole-home wireless speaker systems, from October 2015 to September 2016. From September 2013 (when Ericsson Corporation acquired Microsoft’s TV division) to September 2015, Mr. Thompson served as Senior Vice President of the TV Division at Ericsson. Prior to that, he served in various capacities at Microsoft Corporation from January 2006 through September 2013, including Corporate Vice President of the Microsoft TV division, General Manager of Xbox LIVE and General Manager of Microsoft Surface. Prior to Microsoft, Mr. Thompson held various roles at T-Mobile, Hewlett-Packard Company and Motorola. Mr. Thompson holds a B.A in international economics from the University of California, Los Angeles and an MBA from Northwestern University’s Kellogg Graduate School of Management. Mr. Thompson also serves as a member of the Board of Directors of Sigma Designs, a provider of intelligent system-on-chip solutions for connected smart TV platforms and Internet of Things (IoT) devices, including serving as the chairman of its compensation committee and member of its audit committee.

Peter Halt. Age 55. Mr. Halt served as Rovi’s Chief Financial Officer since May 2012. Mr. Halt previously was Senior Vice President and Chief Accounting Officer since May 2008 when the acquisition of Gemstar-TV Guide International was completed. From March 2004 to May 2008, Mr. Halt served as Senior Vice President, Finance and Chief Accounting Officer at Gemstar. Mr. Halt holds a B.S. in business from the University of Southern California.

Pamela Sergeeff. Age 43. Ms. Sergeeff served as Rovi’s Executive Vice President, General Counsel and Corporate Secretary since December 2013. Ms. Sergeeff joined Rovi (then Macrovision Corporation) in 2003. She served as Rovi’s Senior Vice President and Associate General Counsel from March 2011 to December 2013 and as Rovi’s Vice President and Associate General Counsel from July 2007 to March 2011. Ms. Sergeeff holds a B.A. in economics from the University of California, Los Angeles and a J.D. from the University of California, Berkeley School of Law. Ms. Sergeeff is a member of the California State bar.

Wesley Gutierrez. Age 38. Mr. Gutierrez joined Rovi in May 2008 when the acquisition of Gemstar-TV Guide International by Rovi was completed. From May 2008 to February 2009 he served as Rovi’s Director, Financial Reporting. Thereafter, until September 2013, Mr. Gutierrez served as Rovi’s Vice President, Financial Reporting, and thereafter, until July 2015, he served as the Company’s Vice President, Finance and Treasury. Since July 2015, Mr. Gutierrez has served as Rovi’s Chief Accounting Officer and Treasurer.

There are no family relationships among Parent’s officers or directors. There are no arrangements or understandings between Parent’s officers and any other person pursuant to which they were selected as officers.

Other than compensation arrangements between the above officers and the Company arising solely from such officers’ employment with the Company, there are no transactions or currently proposed transactions between such officers and the Company involving amounts in excess of $120,000 and in which the such officers had or will have a direct or indirect material interest.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2016, immediately following the effective time of the Rovi Merger, Parent’s certificate of incorporation was amended and restated in its entirety to reflect the changes contemplated by the Merger Agreement and described in the Joint Proxy Statement/Prospectus, including, among other things, to change the name of the Company from “Titan Technologies Corporation” to “TiVo Corporation”. Effective as of the same date, Parent’s bylaws were amended and restated in their entirety to reflect the changes contemplated by the Merger Agreement and described in the Joint Proxy Statement/Prospectus. Copies of Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

The information set forth under Item 3.03 above concerning Parent’s amended and restated certificate of incorporation is hereby incorporated by reference in response to this item.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Titan Technologies Corporation (now known as TiVo Corporation) filed with the Secretary of State of the State of Delaware on September 7, 2016

3.2	Amended and Restated Bylaws of TiVo Corporation effective as of September 7, 2016

4.1	First Supplemental Indenture, dated September 7, 2016, by and among Rovi Corporation, TiVo Corporation and U.S. Bank National Association

4.2	First Supplemental Indenture, dated September 7, 2016, by and among TiVo Solutions Inc. (formerly known as TiVo Inc.), TiVo Corporation and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation
(Registrant)

Date: September 8, 2016	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
EVP and General Counsel